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                                                                  EXHIBIT (g)(9)
As of June 29, 1999


VIA UPS OVERNIGHT
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The Chase Manhattan Bank
4 Chase MetroTech Center
Brooklyn, New York  11245

Attention:  Global Custody Division


Re: Global Custody Agreement, Effective May 1, 1996, as amended November 20, 1997 between The Chase Manhattan Bank and those registered investment companies (and on behalf of certain series thereof), listed on Schedule A and Appendix A, respectively, attached thereto ("Agreement")
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Ladies and Gentlemen:

Pursuant to the provisions of Section 1 of the Agreement, the undersigned, on behalf of Delaware Pooled Trust, Inc. for the benefit of The Balanced Portfolio, The Equity Income Portfolio, The Select Equity Portfolio and The International Small-Cap Portfolio (the "Portfolios") hereby appoints The Chase Manhattan Bank to provide custodial services for the four Portfolios under and in accordance with the terms of the Agreement and accordingly, requests that the Portfolios be added to Schedule A and Appendix A, respectively, to the Agreement effective June 29, 1999. Kindly acknowledge your agreement to provide such services and to add the Portfolios to Schedule A and Appendix A, respectively, to the Agreement by signing in the space provided below.

                                  DELAWARE POOLED TRUST, INC.
                                  on behalf of The Balanced Portfolio
                                  The Equity Income Portfolio
                                  The Select Equity Portfolio and
                                  The International Small-Cap Portfolio


                                    By:  /s/David K. Downes
                                         David K. Downes
                                    Its: President/Chief Executive Officer/
                                         Chief Operating Officer/
                                         Chief Financial Officer

AGREED:

THE CHASE MANHATTAN BANK

         /s/Rosemary M. Stidmon
         By: Rosemary M. Stidmon

         Its:  Vice President